RUBY TUESDAY,INC.

Financial Results For the First Quarter
of Fiscal Year 2004 (unaudited)
(Amounts in thousands)

	September 2,	June 3,
CONDENSED BALANCE SHEETS	2003	2003
Assets
Cash and Short-Term Investments	$ 21,427	$ 8,662
Accounts and Notes Receivable	9,144	10,509
Inventories	12,337	12,200
Deferred Income Taxes	3,467	3,155
Income Tax Receivable	-	2,485
Prepaid Rent	2,093	2,136
Assets Held for Disposal	3,686	5,217
Other Current Assets	5,869	6,099
Total Current Assets	58,023	50,463
Property and Equipment, Net	689,880	660,897
Goodwill, Net	7,845	7,845
Notes Receivable, Net	36,556	39,827
Other Assets	55,954	46,035
Total Assets	$848,258	$805,067

Liabilities
Current Liabilities	$ 87,974	$ 81,321
Long-Term Debt	206,925	207,064
Deferred Income Taxes	36,330	32,627
Other Deferred Liabilities	71,105	69,527
Total Liabilities	402,334	390,539
Shareholders' Equity	445,924	414,528
Total Liabilities and
Shareholders' Equity	$848,258	$805,067